EXHIBIT 4.23


                         NINTH AMENDMENT AGREEMENT


         This NINTH AMENDMENT AGREEMENT is dated as of December 31, 1996 (this "Agreement"), by and among JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and FLEET NATIONAL BANK (successor by merger to Fleet National Bank of Massachusetts (formerly known as Shawmut Bank, N.A.) and Fleet Bank of Massachusetts, N.A.), a national banking association, as agent for the BANKS (in such capacity, together with its successors in such capacity, the "Agent").

                  The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement, dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement, dated as of November 19, 1993, by the Second Amendment Agreement, dated as of April 29, 1994, by the Third Amendment Agreement, dated as of December 1, 1994, by the Fourth Amendment Agreement, dated as of March 6, 1995, by the Fifth Amendment Agreement, dated as of May 19, 1995, by the Sixth Amendment Agreement, dated as of September 12, 1995, by the Seventh Amendment Agreement, dated as of November 17, 1995, and by the Eighth Amendment Agreement, dated as of June 21, 1996, as in effect on the date hereof, the "Credit Agreement"). Capitalized terms used but not defined in this Agreement have the meanings specified for such terms in the Credit Agreement.

         The Borrower and Baker have requested that the Banks and the Agent extend the Termination Date under the Credit Agreement. The Banks and the Agent are prepared to so amend the Credit Agreement, subject to the satisfaction of the conditions precedent and in reliance upon the representations and warranties of the Borrower and Baker set forth herein.

         Section 1. Amendments to the Credit Agreement. As of the Effective Date (as defined in Section 2 below), the Credit Agreement shall be amended by amending and restating the following defined term that appears therein to read as follows:

                  " 'TERMINATION DATE' shall mean February 14, 1998, provided, that if such day is not a BUSINESS DAY, the TERMINATION DATE shall be the immediately preceding BUSINESS DAY (subject to the provisions of Article XXV)."

In order to effect said extension, each of the parties hereto waives the request and notice requirements set forth in Article XXV of the Credit Agreement. Additionally, the Revolving Notes currently outstanding (collectively, the "Current Notes") are hereby


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amended such that the Maturity Date set forth  therein shall be the  Termination
Date as defined and amended herein. So as to remove any doubt, the Maturity Date of the Revolving Notes shall be, as of the Effective Date (as defined below), February 14, 1998.

         Section 2. Conditions to Effectiveness. This Agreement shall become effective (the date of such effectiveness being referred to hereinafter as the "Effective Date") on the later to occur of (a) December 31, 1996 and (b) the date on which each of the following conditions precedent is satisfied:

         (a) the Agent shall receive copies of this Agreement bearing the signature of each of the Borrower, Baker, the Guarantors and the Banks;

         (b) the Aggregate Commitment Amount, as determined as of the date hereof, shall automatically and permanently be reduced by $5,400,000, provided, however, that such reduction shall be in addition to, and not in lieu or in satisfaction of, (i) any reductions in the Aggregate Commitment Amount otherwise required under the Credit Agreement and (ii) all reductions in the Aggregate Commitment Amount required pursuant to that certain Waiver Agreement, dated as of December 19, 1996 (the "Chase Waiver Agreement"), by and among the Borrower, Baker, the Banks and the Agent;

         (c) the Borrower shall pay to the Agent, for the benefit of the Banks, the Initial Payment (a defined in Section 3 below);

         (d) the representations and warranties of the Borrower and Baker set forth in Section 4 below, shall be true and correct in every respect; and

         (e) the Agent shall receive such other documents and writings as the Agent may reasonably determine necessary to effect the transactions contemplated hereby.

Notwithstanding anything in this Agreement to the contrary, should the Effective Date not occur on or before December 31, 1996, this Agreement shall be null and void and of no force or effect.

         Section 3. Fees. In partial consideration of the Banks and the Agent executing and delivering this Agreement, and thereby consenting to the extension of the Termination Date, the Borrower agrees that, on the Effective Date, it shall pay to the Agent, for the account of all of the Banks, collectively, which have executed and delivered their respective signature page hereto to the Agent, a fee in the aggregate amount of $200,000 (the "Fee"). The Fee is earned and owing in full to the Agent on the Effective Date; however, notwithstanding the foregoing, the Agent and the Banks hereby consent to the payment by the Borrower of the Fee in two (2) installments as follows:


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         (a)      25% of the Fee (the "Initial Payment") shall be paid
                  immediately on the Effective Date, and

         (b) 75%of the Fee (the "Final Payment") shall be paid on February 14, 1997,

provided, however, that if, and only if, on or before 5:00 p.m. Boston, Massachusetts time, February 14, 1997, (x) the Borrower has permanently reduced the Aggregate Commitment Amount to an amount equal to or less than $165,000,000 and (y) no Default or Event of Default has occurred and is continuing under any provision of any of the Credit Agreement, the other Operative Documents or the Financing Agreements, including without limitation Section 2.25.1 of the Credit Agreement, then the Agent and the Banks shall irrevocably waive the payment of the Final Payment set forth in subsection (b) above. The Borrower's obligation hereunder to pay the Fee shall be an Obligation under the Credit Agreement, and the failure by the Borrower to pay the Final Payment when (and if) due shall constitute an Event of Default under the Credit Agreement. The Initial Payment and the Final Payment (if any) shall be distributed by the Agent to the Banks pro rata in accordance with each Bank's Commitment Percentage set forth in
Section 6.01 of the Credit Agreement. Notwithstanding the foregoing, should the Agent and the Banks accelerate, prior to 5:00 p.m. Boston, Massachusetts time, February 14, 1997, the Borrower's Obligations in accordance with Section 11.02 of the Credit Agreement, and, prior to such acceleration, the Borrower and the other Obligors not have complied with the conditions set forth in subsections
(x) and (y) above, the Final Payment shall become automatically and immediately due and payable.

         Section 4. Representations and Warranties. By its signature hereto, each of the Borrower and Baker (and with respect to subsections (c), (d) and (e) below, the other Obligors), jointly and severally, represents and warrants to the Banks and the Agent that, as of the date hereof and after giving effect to the amendments to the Credit Agreement contemplated in Section 1 above:

         (a) This Agreement has been duly executed and delivered by the Borrower and Baker. The agreements and obligations of the Borrower and Baker contained herein constitute legal, valid and binding obligations of each such Person enforceable against such Person in accordance with their respective terms.

         (b) The execution, delivery and performance by the Borrower and Baker of this Agreement and the transactions contemplated hereby are within the corporate authority of each such Person, have been duly authorized by proper corporate proceedings, do not and will not contravene any contractual obligation of such Person or any applicable law, and do not and will not result in or require the creation or imposition of any Lien on any property of such Person, other than Liens in favor of the Agent on behalf of the Banks.



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         (c)      The representations and warranties made by the Obligors in the
                  Credit Agreement, the other Operative Documents and the Financing Agreements were true and correct when made and are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof (except for representations or warranties that (i) relate solely to a prior date, (ii) are rendered inaccurate solely by reason of the transactions contemplated by the Chase Waiver Agreement or (iii) are rendered inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q or R to the
                  Credit Agreement to remain true).  For purposes of this
                  Section 4(c), each reference in Article VIII of the Credit Agreement to "this Agreement" shall include this Agreement.

         (d) No Default or Event of Default has occurred, is continuing or will exist under the Credit Agreement, any other Operative Documents or any Financing Agreements after giving effect to this Agreement.

         (e) All of the Obligors' obligations and liabilities to the Agent and the Banks as evidenced by or otherwise arising under the Credit Agreement, any of the other Operative Documents or any Financing Agreements, are hereby ratified and confirmed in all respects, and no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

The foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement.

         Section 5. Consent of Obligors. Each of the Obligors acknowledges and consents to the execution and delivery by the Borrower and Baker of this Agreement on the terms specified herein and the performance by each such Person of its respective obligations hereunder, under the Credit Agreement (as amended hereby), the other Operative Documents and the Financing Agreements. Each Obligor, by signing this Agreement, confirms and agrees with the Banks that (a) all of its obligations under the Guarantee and/or the Pledge Agreement (as the case may be) shall remain in full force and effect and are hereby ratified and confirmed, and (b) its grant (as the case may be) to the Banks of a security interest under the Operative Documents to which it is a party shall remain in full force and effect and is hereby ratified and confirmed.

         Section 6.        Miscellaneous.

         (a) Replacement Notes. The Borrower hereby agrees that, within five (5) business days after receipt of a written request therefor from any Bank, the Borrower shall execute or caused to be executed (as the case may be) and deliver to such Bank
                  (i) a new Revolving Note in the same form and with the same terms as the Current Notes, provided, however, that the


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                  Maturity  Date set forth  therein  shall be February 14, 1998, and (ii) an opinion of in-house  counsel to the Borrower as to
                  the   replacement   Revolving   Note  in  form  and  substance
                  satisfactory to the Bank.

         (b) No Other Amendments, Etc. Except as expressly set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit,impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Banks under the Credit Agreement, the other Operative Documents or the Financing Agreements, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement, the other Operative Documents or the Financing Agreements, all of which are ratified and confirmed on and as of the date hereof in all respects and shall continue in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of this Agreement shall control.

         (c) Counterparts, Etc. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         (d) Assignments. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

         (e) Governing Law, Etc. This Agreement and the respective rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
                                      JBI, INC.


                                      By    /s/Alan I. Weinstein
                                         Name:    Alan I. Weinstein
                                         Title:   President





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                                       J. BAKER, INC.



                                       By    /s/Alan I. Weinstein
                                             Name:    Alan I. Weinstein
                                             Title:   President

                                       FLEET NATIONAL BANK,
                                       for itself and as Agent


                                       By    /s/Gerald G. Sheehan
                                             Name:     Gerald G. Sheehan
                                             Title:    AVP


                                       THE FIRST NATIONAL BANK OF BOSTON

                                        By    /s/Thomas F. Farley, Jr.
                                             Name:     Thomas F. Farley, Jr.
                                             Title:    Director


                                       FLEET BANK, N.A. (formerly "NatWest Bank
                                            N.A.")


                                       By    /s/Gerald G. Sheehan
                                             Name:     Gerald G. Sheehan
                                             Title:    AVP



                                       BANK HAPOALIM B.M.
                                       By    /s/Shaun Breidbart
                                             Name:     Shaun Breidbart
                                             Title:    Assistant Vice President


                                       By    /s/Conrad Wagner
                                             Name:     Conrad Wagner
                                             Title:    First Vice President


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                                       NATIONAL CITY BANK OF COLUMBUS

                                       By    /s/Michael J. Durbin
                                             Name:     Michael J. Durbin
                                             Title:    Corporate Loan Officer


                                       STANDARD CHARTERED BANK

                                       By    /s/David D. Cutting
                                             Name:     David D. Cutting
                                             Title:    Senior Vice President


                                       By    /s/Kristina McDavid
                                             Name:     Kristina McDavid
                                             Title:    Vice President


                                       CITIZENS BANK OF MASSACHUSETTS


                                       By    /s/Patrick C. Joyce
                                             Name:     Patrick C. Joyce
                                             Title:    Vice President


                                       THE YASUDA TRUST AND BANKING
                                           COMPANY, LTD.


                                       By    /s/Raitaro Ito
                                            Name:     Mr. Raitaro Ito
                                            Title:    Joint General Manager










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We hereby acknowledge, consent and agree to the terms of the foregoing Agreement and confirm that our obligations under the Guarantee and the Pledge Agreement shall remain unchanged and in full force and effect.

Dated:  December 31, 1996

SPENCER COMPANIES, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President


SPENCER NO. 301 CORP.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President

JBI HOLDING CO., INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President


TCMB&T, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President

WGS CORP.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President



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TCM HOLDING COMPANY, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President


MORSE SHOE, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President

BUCKMIN, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President


ELM EQUIPMENT CORP.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President

JARED CORPORATION


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President

MORSE SHOE (CANADA) LTD.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President





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MORSE SHOE INTERNATIONAL, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President


ISAB, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President



WHITE CAP FOOTWEAR, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President


THE CASUAL MALE, INC.


By    /s/ Alan I. Weinstein
      Name:    Alan I. Weinstein
      Title:   President